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                                                              Exhibit 2(b)


                              AMENDMENT NUMBER ONE


                 Amendment Number One, dated as of June 17, 1995, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 26, 1995, among QUAKER STATE CORPORATION (the "Parent"), QUAKER STATE - SLICK 50, INC. (the "Company"), SLICK 50, INC. I ("Slick 50") and KIRBY ATTWELL, A. BENTON COCANOUGHER, DAVID A. DILLINGHAM, RONALD D. FASH ("Fash"), GOLD EAGLE CO. ("Gold Eagle"), DAVID M. GOLDSTEIN, RICHARD A. JAENICKE, WILLIAM M. JETER, III, MARGARET LEA JETER, LONNIE L. MCKINNEY, HERSCHEL G. MALTZ, W.O. MENEFEE AND CAROL L PADLICK (such individuals, together with Gold Eagle are, collectively, the "Slick 50 Stockholders"). Capitalized terms used in this Amendment Number One without definition shall have the meaning assigned thereto in the Merger Agreement.

                 The Parent, the Company, Slick 50 and the Slick 50 Stockholders hereby agree to amend the Merger Agreement as follows:

                 1. Amendment to Section 2.1(a)(ii). Section 2.1(a)(ii) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         "(ii) for each such Outstanding Slick 50 Share held by any Slick 50 Stockholder (other than any Electing Shares), the right to receive (A) together with all other such Outstanding Slick 50 Shares held by such Slick 50 Stockholder (other than any Electing Shares), such number of shares of Parent Common Stock, rounded up or down to the nearest whole share, as have a value (as determined pursuant to Section 2.1(c)) equal to the product of (i) the aggregate number of such Outstanding Slick 50 Shares held by such Slick 50 Stockholder times (ii) the Per Share Price plus (B) any Additional Purchase Price allocable to such share as determined and paid in accordance with the applicable provisions of Article IV."

                 2. Amendment to Section 3.1(b)(i). Section 3.1(b)(i) of the Merger Agreement is hereby amended by deleting the reference to "Section 9.3(j)" therein and replacing it with a reference to "Sections 9.1(h) and 9.3(k)".

                 3. Amendment to Section 4.5. Section 4.5 of the Merger Agreement is hereby amended by deleting each

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reference to "Earn-Out Objective" therein and replacing it with the term "EBIT
Objective".

                 4. Amendment to Article V. The second sentence of the first paragraph of Article V is hereby amended and restated to read in its entirety as follows:

         "In addition, for purposes of Sections 5.3, 5.4, 5.8, 5.13(k), 5.21, 5.23, 5.27 and 5.28, each Slick 50 Stockholder hereby represents and warrants to the Parent and the Company and agrees to the release provided for in Section 5.21 with respect to itself as follows."

                 5. Amendment to Section 8.7(a). Section 8.7(a) of the Merger Agreement is hereby amended by deleting the phrase "Slick 50's Certificate of Incorporation and By-Laws as of the date of this Agreement" in the sixth and seventh lines therein and replacing it with the phrase "the Surviving Corporation's Certificate of Incorporation and By-Laws as of the date of the Closing".

                 6. Amendment to Section 8.11. Section 8.11 is hereby amended and restated to read in its entirety as follows:

                 "Without in any way limiting the Parent's rights under Section 9.3(o), the Parent acknowledges that (i) Slick 50's Supply Agreement with Gold Eagle, dated as of August 1, 1993, as the same may be amended as contemplated in Section 9.3 (o) (as so amended (but only to the Parent's satisfaction in accordance with Section 9.3(o)), the "Supply Agreement"), will survive the Merger Agreement and continue in accordance with its terms and (ii) from and after the Closing, it will not allow the Company to terminate the Supply Agreement prior to its expiration in accordance with its terms unless Gold Eagle materially breaches its obligations thereunder."

                 7. Amendment to Section 9.1(g). Section 9.1(g) of the Merger Agreement is hereby amended by deleting the reference to "The Stockholders' Representative" therein and replacing it with a reference to "Slick 50".

                 8. Amendment to Section 9.3(e). Section 9.3(e) is hereby amended and restated to read in its entirety as follows:

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         "The Parent shall have received a certificate, dated the Closing Date, of the President of Slick 50, to the effect that the conditions specified in paragraphs (a), (b), (c) and (d) of this Section 9.3 as they relate to Slick 50 have been fulfilled and the Parent shall have received certificates, dated the Closing Date, from each of the Slick 50 Stockholders to the effect that the conditions specified in paragraphs (a) and (b) of this Section 9.3 as they relate to each such Slick 50 Stockholder have been fulfilled."

                 9. Amendment to Section 9.3(i). Section 9.3(i) of the Merger Agreement is hereby amended by deleting the phrase "the Per Share Price" in the fifteenth and sixteenth lines therein and replacing it with the number "844.7319".

                 10. Amendment to Section 9.3(m). Section 9.3(m) is hereby amended by adding the following language to the beginning of Section 9.3(m):

         "Gold Eagle, Carol L. Padlick, Fash, David M. Goldstein, David M. Dillingham, Richard A. Jaenicke and Lonnie C. McKinney shall have each extended the waiver and release set forth in the second sentence of Section 5.21 hereof, with respect to itself or themselves, as the case may be, to any known or unknown claims which may have arisen, in each case with respect to the agreement listed under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 to which it or they are a party, due to events or circumstances arising during the period from the date of this Agreement through the Closing Date, except, to the extent applicable, for any rights to receive payments due it for goods sold, services provided or compliance with non-compete agreements in accordance with the terms of such Agreement for periods prior to the Closing (it being understood that such release provided by Fash will be included in the release provided pursuant to Section 9.1(h)). In addition,".

                 11. Addition of Sections 9.3(n) and 9.3(o). Section 9.3 is hereby amended by adding the following additional subsections after Section 9.3(m):

                 "(n) The Parent shall have received evidence from Slick 50, reasonably satisfactory to the Parent, that the Applicable Slick 50 Stockholders

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         shall not constitute more than "35 purchasers" for purposes of Section
         506(b) of Regulation D under the Securities Act.

                 (o) Slick 50 and Gold Eagle shall have entered into a written amendment to the original Supply Agreement, dated as of August 1, 1993, between Slick 50 and Gold Eagle, that reflects the terms of the oral amendment of such original Supply Agreement that are described in
         Schedule 5.19 hereto, and such written amendment shall be reasonably satisfactory in form and substance to the Parent."

                 12.  Amendment of Schedule 5.19.  Item (i)(2) on Schedule
5.19 is hereby amended and restated to read in its entirety as follows:

                 "Agreement with Gold Eagle Company dated effective August 1, 1993, as amended orally as described below, and related Secrecy Agreement. See attached document titled "Agreement Effective August 1, 1993, Petrolon, Inc. (Slick 50) and Gold Eagle Co., Comments by Richard Jaenicke, June 1, 1995" for a summary of the terms of the oral amendment to the Agreement with Gold Eagle described in the preceding sentence."

                 13. Amendment of Schedule 5.21. (a) Schedule 5.21 is hereby amended by deleting the first sentence of the paragraph numbered "1" under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 and replacing it with the following:

                 "Gold Eagle does not waive any rights under the Agreement referred to in Item (i)(2) on Schedule 5.19 (i) to receive payments due it for goods sold and delivered in accordance with the terms of such Agreement prior to the date of this Agreement or (ii) which may arise due to events or circumstances occurring during the period from the date of this Agreement through the Closing Date".

                 (b) Schedule 5.21 is hereby further amended by deleting the sentence appearing in the paragraph numbered "2" under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 and replacing it with the following:

                 "Carol L. Padlick does not waive any rights under the Consulting Agreement between her and

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         Slick 50 listed in Item (c) on Schedule 5.19 (i) to receive payments due her for services rendered in accordance with the terms of such Agreement prior to the date of this Agreement or (ii) which may arise due to events or circumstances occurring during the period from the date of this Agreement through the Closing Date".

                 (c) Schedule 5.21 is hereby further amended by deleting the sentence appearing in the paragraph numbered "3" under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 and replacing it with the following:

                 "Fash does not waive any rights under the Restructure Agreement and the other documents referred to in Item 1 on Schedule
         5.4 and the Non-Compete Agreement referred to in Schedule 5.6 (i) to receive payments due him for compliance with non-compete agreements in accordance with the terms of such Agreements and other documents prior to the date of this Agreement or (ii) which may arise due to events or circumstances occurring during the period from the date of this Agreement through the Closing Date".

                 (d) Schedule 5.21 is hereby further amended by deleting the sentence appearing in the paragraph numbered "4" under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 and replacing it with the following:

                 "David M. Goldstein does not waive any rights under the Non-Compete Agreement referred to in Schedule 5.6 (i) to receive payments due him for compliance with non-compete agreements in accordance with the terms of such Agreement prior to the date of this Agreement or (ii) which may arise due to events or circumstances occurring during the period from the date of this Agreement through the Closing Date".

                 (e) Schedule 5.21 is hereby further amended by deleting the sentence appearing in the paragraph numbered "4" under the caption "Exceptions to Waiver of Claims" on Schedule 5.21 and replacing it with the following:

                 "None of David A. Dillingham, Richard A. Jaenicke and Lonnie
         C. Mckinney waives any rights due him under the applicable Employment Agreement referred to in Schedule 5.9 (i) to receive payments due him for services rendered in accordance with the terms of such Agreement prior

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         to the date of this Agreement or (ii) which may arise due to events or circumstances occurring during the period from the date of this Agreement through the Closing Date"

                 14. Governing Law. This Amendment shall be governed by the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                 15. Full Force and Effect. Except as expressly provided in this Amendment Number One, the Merger Agreement shall continue in full force and effect in accordance with the provisions thereof.

                 16. Counterparts. This Amendment Number One may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                 IN WITNESS WHEREOF, the undersigned have executed this
Amendment Number One as of the date first above written.

                                     QUAKER STATE CORPORATION



                                     By: /s/ HERBERT M. BAUM
                                        ---------------------------
                                        Herbert M. Baum

                                     QUAKER STATE - SLICK 50 , Inc.


                                     By: /s/ PAUL E. KONNEY
                                        ---------------------------
                                        Paul E. Konney

                                     SLICK 50, INC. I



                                      By: /s/ DAVID DILLINGHAM
                                         --------------------------
                                         David Dillingham



                                          /s/ KIRBY ATTWELL
                                     ------------------------------
                                         Kirby Attwell



                                          /s/ A. BENTON COCANOUGHER
                                     ------------------------------
                                         A. Benton Cocanougher



                                          /s/ DAVID A. DILLINGHAM
                                     ------------------------------
                                         David A. Dillingham



                                          /s/ RONALD D. FASH
                                     ------------------------------
                                         Ronald D. Fash


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                                      GOLD EAGLE CO.


                                      By: /s/ ROBERT HIRSCH
                                         --------------------------
                                         Robert Hirsch


                                          /s/ DAVID M. GOLDSTEIN
                                      -----------------------------
                                         David M. Goldstein



                                          /s/ RICHARD A. JAENICKE
                                      -----------------------------
                                         Richard A. Jaenicke



                                          /s/ WILLIAM M. JETER, III
                                      -----------------------------
                                         William M. Jeter, III



                                          /s/ MARGARET LEA JETER
                                      -----------------------------
                                         Margaret Lea Jeter



                                          /s/ LONNIE L. McKINNEY
                                      -----------------------------
                                         Lonnie L. McKinney



                                          /s/ HERSCHEL G. MALTZ
                                      -----------------------------
                                         Herschel G. Maltz



                                          /s/ W. O. MENEFEE
                                      -----------------------------
                                         W. O. Menefee



                                          /s/ CAROL L. PADLICK
                                      -----------------------------
                                         Carol L. Padlick